Exhibit 1.1

INFRAREDX, INC.

                 Shares

Common Stock

($0.01 par value per share)

Underwriting Agreement

New York, New York

            , 2015

RBC Capital Markets, LLC

Canaccord Genuity Inc.

BMO Capital Markets Corp.

As Representative of the several Underwriters,

c/o RBC Capital Markets, LLC

3 World Financial Center

200 Vesey Street

New York, New York 10281-8098

Ladies and Gentlemen:

Infraredx, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [                ] shares of common stock, $0.01 par value per share (“Common Stock”) of the Company (said shares of Common Stock to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [                ] additional shares of Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-[            ]) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall comply in all material respects with the applicable requirements of the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any Option Closing Date, if such date is not the Closing Date, the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission. No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any individual Written Testing-the-Waters Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication within the meaning of Rule 405 under the Act with potential investors undertaken in reliance on Section 5(d) of the Act.

(f) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are “qualified institutional buyers” within the meaning of Rule 144A under the Act or institutions that are “accredited investors” within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the

Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification; except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably expected to (i) prevent or materially interfere with the performance of this Underwriting Agreement (the “Agreement”) or the consummation of any of the transactions contemplated hereby; (ii) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business; or (iii) prevent the Securities from being accepted for listing on, or resulting in the delisting of the Securities from the Nasdaq Global Market (“Nasdaq”) (the occurrence of any of the foregoing events in clauses (i), (ii) or (iii) being a “Material Adverse Effect”). The Company has no subsidiaries.

(i) The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance in all material respects with applicable federal and state securities laws; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, will be fully paid and non-assessable; the Securities have been approved for listing on Nasdaq, subject to official notice of issuance and evidence of satisfactory distribution; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, other than such rights that have been validly waived as disclosed in the Registration Statement, the Disclosure Package and the Prospectus; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The Company does not have any outstanding debt or preferred equity securities that are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

(j) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed in compliance with the Act (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus.

(n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, (i) the certificate of incorporation or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations or impositions as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(o) No holders of securities of the Company have rights to the registration of securities under the Registration Statement, other than such rights that have been validly waived as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(p) The historical financial statements, including the notes thereto, and schedules of the Company included in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” in the Registration Statement, the Disclosure Package and the Prospectus fairly present, on the basis stated in the Registration Statement, the Disclosure Package and the Prospectus, the information included therein. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that have not been included as required.

(q) No action, suit, proceeding or investigation by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the knowledge of the Company, threatened that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(r) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(s) The Company is not in violation or default of (i) any provision of its certificate of incorporation or by-laws (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except in the case of clauses (ii) and (iii) for such violations or defaults as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(t) Ernst & Young LLP and McGladrey LLP, who have each certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, Disclosure Package and the Prospectus, are each independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(u) The Company has filed all tax returns that are required to be filed by it (taking into account any valid extensions thereof), except where any failure to so file would not be reasonably expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other written assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty (i) that is currently being contested in good faith and for which adequate reserves have been provided in accordance with GAAP or (ii) as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(v) No labor problem or dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(w) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are adequate and customary for the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that would be reasonably expected to have a Material Adverse Effect; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

(x) The Company possesses all licenses, certificates, permits and other authorizations issued by all governmental authorities necessary to conduct its business as currently conducted, except where the failure to have the same would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and the Company has not received written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company.

(aa) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb) (i) The Company (x) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) has received and is in compliance with all permits, licenses, certificates or other authorizations or approvals required of it under applicable Environmental Laws to conduct its business, and (z) has not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), (x) there are no proceedings that are pending, or that are known by the Company to be threatened, against the Company under any Environmental Laws in which a governmental entity is also a party, (y) the Company is not aware of any current or past violations of Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) the Company does not anticipate material capital expenditures relating to any Environmental Laws.

(cc) None of the following events has occurred or exists: (i) a failure by the Company to fulfill its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; or (iii) any event or condition giving rise to a liability under Title IV of ERISA that would be reasonably expected to have a Material Adverse Effect. For purposes of this Section 1(cc), the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company would have any liability.

(dd) The Company and its officers and directors, in their capacities as such. are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), that are applicable, including Section 402 relating to loans.

(ee) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company acting on behalf of the Company has violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(ff) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company or its business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) None of the Company or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(hh) Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), (i) the Company has good and marketable title to all property owned by it (real and personal, other than Intellectual Property, which is addressed exclusively in Section 1(nn)), free and clear of all encumbrances and defects; and all property held under lease by the Company is held by it under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution), in each case, with such exceptions as would not be reasonably expected to materially interfere with the use made and proposed to be made of such property by the Company.

(ii) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and which is not so described.

(jj) The Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other similar entity.

(kk) The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ll) Since the date of the most recent financial statements of the Company included in each of the Registration Statement, the Disclosure Package and the Prospectus (i) there has not been any change in the capital stock (other than as a result of (A) the exercise of stock options, the vesting of restricted stock or restricted stock units or (B) grants of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s stock plans and that are described in the Registration Statement, Disclosure Package and the Prospectus or (C) the repurchase of shares of stock which were issued upon exercise of stock options or vested under other equity awards in connection with net settlements, tax withholdings or termination of service, in each case pursuant to the agreements pursuant to which such shares were issued) or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective change which would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) the Company has not entered into any transaction or agreement that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(mm) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn) The Company owns all Intellectual Property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by it (collectively, the “Company-Owned Intellectual Property”) and owns or has obtained valid and enforceable licenses for, or other valid and enforceable rights to use, all Intellectual Property used in, or necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted (all such Intellectual Property used in, or necessary for the conduct of the Company’s business being collectively referred to as the “Company Intellectual Property”). Except as set forth in the Registration Statement, Disclosure Package and the Prospectus under the caption “Business—Intellectual Property,” (a) there are no material rights or interests of any kind of third parties to any Company-Owned Intellectual Property; (b) to the Company’s knowledge, there is no material infringement, misappropriation or other violation by third parties of any Company-Owned Intellectual Property or any Company Intellectual Property that is exclusively licensed to the Company; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s ownership interest in or to any Company-Owned Intellectual Property or rights in or to any other Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company-Owned Intellectual Property or any Company Intellectual Property that is exclusively licensed to the Company; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company has infringed, misappropriated or violated, or does infringe, misappropriate or otherwise violate any Intellectual Property of others and to the Company’s knowledge, the conduct of the Company’s business as described in the Registration Statement, the Disclosure Package and the Prospectus does not infringe, misappropriate or otherwise violate any Intellectual Property of others; (f) to the Company’s knowledge, the issued patents included in the Company-Owned Intellectual Property or the Company Intellectual Property that is exclusively licensed to the Company are valid and enforceable and there is no prior art or public or commercial activity of which the Company is aware that has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority, as the case may be, and would preclude the issuance of any patent on any patent application included in the Company-Owned Intellectual Property; (g) the Company has taken reasonable steps necessary to secure the interests of the Company in the Company Intellectual Property purported to be owned by the Company from any employees, consultants, agents or contractors that developed (in whole or in part) such Company Intellectual Property; (h) there are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property or Intellectual Property of any other person or entity that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus that are not so described therein; and (i) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Company Intellectual Property that is owned or purported to be owned by the Company that would be reasonably expected to confer upon any governmental agency or body, university, college, other educational institution or research center any material claim or right in or to any such Company Intellectual Property. For purposes hereof, the term “Intellectual Property” means all United States and foreign patents, patent applications, utility models, trademarks and service marks (whether registered or unregistered), trade names, trade dress, rights associated with databases, copyrights (whether registered or unregistered), inventions, discoveries, trade secrets, domain names, technology, know-how, including any applications or registrations with respect to any of the foregoing, and any other intellectual property of any kind or nature.

(oo) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any Underwriter, or to the Company’s knowledge, any affiliate of any Underwriter.

(pp) The Company has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses,

certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business as currently conducted, including, without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (“FDA”), the United States Department of Health and Human Services (“HHS”), the European Medicines Agency (“EMA”), the Japanese Ministry of Health, Labour and Welfare (“MHLW”), or any other state, federal or foreign agencies or bodies engaged in the regulation of medical devices (including diagnostic products), biological products, drugs or biohazardous materials (collectively, the “Regulatory Agencies”), and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit.

(qq) The preclinical tests and clinical trials conducted by or, to the knowledge of the Company after due inquiry, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in, or the results of which are referred to in, the Registration Statement, the Disclosure Package and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with protocols, procedures and controls filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard accepted medical and scientific research procedures; each description of the results of such tests and trials contained in the Registration Statement, the Disclosure Package and the Prospectus is accurate and complete in all material respects and fairly presents the data derived from such tests and trials, and the Company has no knowledge of any other studies or tests or trials the results of which are inconsistent with, or refute in any material respect, the results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; the Company has not received any notices or other correspondence from the Regulatory Agencies or any committee thereof requiring the termination, suspension or modification of any tests or trials that are described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; and the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(rr) The Company and, to the Company’s knowledge, the Company’s directors, officers, employees, and agents (while acting in such capacity) are, and at all times prior hereto were, in compliance with, all health care laws applicable to the Company, or any of its products or activities except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Such applicable health care laws include, but are not limited to, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the federal civil False Claims Act (31 U.S.C. Section 3729 et seq.), the federal criminal False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Physician Payments Sunshine Act (42 U.S.C. Section 1320a-7h), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the

regulations promulgated pursuant to such laws, and any other applicable state, federal or foreign law, accreditation standards or regulation that imposes requirements on the manufacturing, development, testing, labeling, advertising, marketing or distribution of medical devices , kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure or any other aspect of providing health care, clinical laboratory or diagnostics products or services (collectively, “Health Care Laws”). The Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the FDA, the EMA, the MHLW, the United States Federal Trade Commission, the Centers for Medicare & Medicaid Services, HHS’s Office of Inspector General, the United States Department of Justice, state Attorneys General or similar authorities of potential or actual non-compliance by, or liability of, the Company under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company under any Health Care Laws.

(ss) The manufacture of the Company’s products by or on behalf of the Company is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, 21 C.F.R. Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States.

(tt) The Company is complying in all material respects with all applicable regulatory post-market reporting obligations, including, without limitation, the FDA’s adverse event reporting requirements at 21 C.F.R. Part 803, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States.

(uu) The Company has not had any product or manufacturing site (whether Company-owned or that of a third party manufacturer for the Company’s products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance related to the Company or the Company’s products with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.

(vv) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, there have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance with respect to the Company’s products (“Safety Notices”); to the Company’s knowledge, there are no facts that would be reasonably likely to result in (i) a Safety Notice with respect to the Company’s products or services, (ii) a Safety Notice related change in labeling of any of the Company’s products or services, or (iii) a termination or suspension of marketing or testing of any the Company’s products or services.

(ww) The Company has not made any knowingly false statements on, or omissions from, any applications, approvals, reports or other submissions to any Regulatory Agency, or in or from any other records and documentation prepared or maintained to comply with the requirements of any Regulatory Agency relating to the Company’s products. None of the Company or, to the knowledge of the Company, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (a) debarment under 21 U.S.C. Section 335a or any similar state or foreign law or regulation or (b) exclusion under 42 U.S.C. Section 1320a-7 or any similar state or foreign law or regulation, and none of the Company or any such person has been so debarred or excluded.

(xx) There are no debt securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(yy) Each holder of options, warrants and convertible notes of the Company that is not a party to a Lock-Up Agreement (as defined below) is subject to provisions in the documents establishing such person’s rights (including stock option plans, option award agreement, warrant agreements, note purchase agreements or convertible notes) providing that none of such options, warrants, convertible notes or shares of capital stock may be sold or otherwise transferred or disposed of for a period of 180 days after the effective date of the Registration Statement. The Company has imposed a stop-transfer instruction with the Company’s transfer agent in order to enforce the foregoing lock-up provisions.

(zz) Each stockholder of the Company that is not a party to a Lock-Up Agreement is subject to provisions in the certificate of incorporation of the Company, the Eighth Amended and Restated Investor Rights Agreement or in other documents establishing such person’s rights providing that none of such stockholder’s shares of capital stock may be sold or otherwise transferred or disposed of for a period of 180 days after the effective date of the Registration Statement. The Company has imposed a stop-transfer instruction with the Company’s transfer agent in order to enforce the foregoing lock-up provisions.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter,

and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[        ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [    ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [            ], 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities on the Closing Date shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, delivery of and payment for the Option Securities shall be made at 10:00 AM, New York City time, on the date specified by the Representatives (which shall be not less than three nor more than 10 Business Days after exercise of said option) (such date and time of delivery and payment for the Optional Securities, being herein call the “Option Closing Date”). Delivery of the Option Securities on the Option Closing Date shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Option Securities on the Option Closing Date shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the Option Closing Date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, any supplement thereto, and any Written Testing-the-Waters Communications shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Written Testing-the-Waters Communication or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement or the prevention or suspension of the use of any Written Testing-the-Waters Communication and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval system) and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (of which one will be signed and include all exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated (i) to qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or (iii) take any action that would subject it to taxation in any jurisdictions in which it is not now so subject.

(g) The Company will not, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or shares of any class of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that the foregoing restrictions shall not apply to: (i) the Securities sold to the Underwriters hereunder, (ii) the issuance of shares of Common Stock upon the exercise of any options or warrants or the conversion of convertible securities disclosed as outstanding in the Registration Statement, the Disclosure Package and the Prospectus, (iii) the issuance of shares of Common Stock or securities that represent the right to receive shares of Common Stock, in each case pursuant to the Company’s equity incentive, stock incentive, stock option, employee stock purchase, or dividend reinvestment plans of the Company described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Stock Plans”), (iv) the entry into an agreement providing for or the issuance by the Company of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock in connection with (a) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement or (b) the Company’s joint ventures, commercial relationships and other strategic transactions or (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Stock Plans or any assumed employee benefit plan contemplated by clause (iv); provided, that the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clause (iv) shall not exceed 5% of the total number of shares of Common Stock outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided, further, that in the case of clauses (ii) through (iv), (A) each recipient of such securities shall execute and deliver to you, on or prior to the issuance of such securities, a lock-up agreement substantially to the effect set forth in Schedule IV hereto (and with the same expiration date) and (B) the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of RBC Capital Markets, LLC.

(h) If RBC Capital Markets, LLC, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(j) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on Nasdaq; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); provided that the reasonable fees and expenses of counsel for the Underwriters relating to the foregoing subclauses (vi) and (vii) shall not exceed $30,000 in the aggregate; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) fifty percent (50%) of the cost of any aircraft chartered in connection with presentations to prospective purchasers of the Securities (with the Underwriters agreeing to pay for the other fifty percent (50%)); (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder that are not specifically provided for herein. Notwithstanding the foregoing or anything contained herein to the contrary, it is understood that, except as provided in this Section 5(j), Section 7 and Section 8, the Underwriters shall pay all of their own costs and expenses, including fees and disbursements of their counsel, and all travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with any presentations to prospective purchasers of the Securities.

(k) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l) The Company will notify promptly the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(m) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(n) The Company will use the net proceeds received by the Company from the sale of the Securities in all material respects in the manner specified in the Preliminary Prospectus and Prospectus under the caption “Use of Proceeds.”

(o) The Company will enforce the terms of, and not permit the release from or grant any waivers to (including any partial waivers), each lock-up provision described in Section 1(yy) and (zz) unless, and only if, permitted by RBC Capital Markets, LLC, and to issue and impose a stop-transfer instruction with the Company’s transfer agent in order to enforce such lock-up provisions.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Option Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Cooley LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and the applicable Option Closing Date(s), if any, and addressed to the Representatives, in the form previously negotiated between Cooley LLP and counsel to the Representatives.

(c) The Representatives shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and the applicable Option Closing Date(s), if any, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal executive officer of the Company and the principal financial or accounting officer of the Company, dated the Closing Date and the applicable Option Closing Date(s), if any, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company contained in Section 1 of this Agreement are true and correct on and as of the Closing Date or the applicable Option Closing Date(s), if any, with the same effect as if made on the Closing Date or the applicable Option Closing Date(s), if any, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date or the applicable Option Closing Date(s), if any;

(ii) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date as of which information is given in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has not been any material adverse change or any development involving a prospective change, which has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) The Company shall have requested and caused (i) Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date and the applicable Option Closing Date(s), if any, letters, dated respectively as of the Execution Time and as of the Closing Date and the applicable Option Closing Date(s), if any, in form and substance satisfactory to the Representatives and (ii) McGladrey LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date and the applicable Option Closing Date(s), if any, letters, dated respectively as of the Execution Time and as of the Closing Date and the applicable Option Closing Date(s), if any, in form and substance satisfactory to the Representatives.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h) The Securities shall have been approved for listing upon notice of issuances on Nasdaq, and satisfactory evidence of the same shall have been provided to the Representatives.

(i) FINRA, upon review, if any, of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

(j) Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) from each officer and director of the Company and each other person listed on Schedule IV hereto. The Company will use its best efforts to enforce the terms of each Lock-Up Agreement and will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, letters and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, 200 Park Avenue, New York, New York 10166, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof required to be performed or complied with by the Company other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through RBC Capital Markets, LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, when the part of the Registration Statement containing such statement became effective, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, any roadshow, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and agrees, in the case of each of (i) and (ii), to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the following statements set forth in the Registration Statement, Preliminary Prospectus and the Prospectus: (i) the first sentence of the third paragraph under the caption “Underwriting”; (ii) the first sentence of the first paragraph under the caption “Underwriting—Commissions and Expenses” and (iii) the five paragraphs under the caption “Underwriting—Stabilization”, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 8(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) In the event that the indemnity provided in Section 8(a) or (b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party severally agrees to contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) referred to in Section 8(a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount and commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering after underwriting discounts and commissions (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the

Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission, (ii) the Securities shall not have been accepted for listing on, or shall have been delisted from, the Nasdaq, (iii) trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or limited, (iv) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services shall have occurred in the United States or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the RBC Capital Markets, LLC, Three World Financial Center, 8th Floor, 200 Vesey Street, New York, New York 10281-8098, Attention: Michael Goldberg, Syndicate Director, Fax: (212) 428-6260 with a copy to RBC Capital Markets, LLC, Three World Financial Center, 8th Floor, 200 Vesey Street, New York, New York 10281-8098, Attention: Legal Department, Fax: (212) 428-7479; or, if sent to the Company, will be mailed, delivered or telefaxed to Infraredx, Inc., 34 Third Avenue, Burlington, Massachusetts 01801, Attention: Michael Guarasci, Chief Financial officer, Fax: (781) 34-9557, with a copy to Cooley LLP, 500 Boylston Street, Boston, Massachusetts 02116, Attention: Nicole Brookshire, Fax: (617) 937-2400.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities as supplemented by (i) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and (ii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Infraredx, Inc.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

RBC Capital Markets, LLC Canaccord Genuity Inc. BMO Capital Markets Corp.

By:	RBC Capital Markets, LLC

By:
Name:
Title:

By:	Canaccord Genuity Inc.

By:
Name:
Title:

By:	BMO Capital Markets Corp.

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

Schedule I

Underwriters	Number of Underwritten Securities to be Purchased
RBC Capital Markets, LLC.
Canaccord Genuity Inc.
BMO Capital Markets Corp
Oppenheimer & Co. Inc
BTIG, LLC

Total

Schedule II

Schedule of Free Writing Prospectuses included in the Disclosure Package:

Schedule III

Schedule of Written Testing-the-Waters Communications:

1.	Testing the Waters Presentation, dated December 15, 2014

2.	Testing the Waters Presentation, dated December 17, 2014

3.	Testing the Waters Presentation, dated December 18, 2014

Schedule IV

Schedule of Directors, Officers, Stockholders and Other Persons Subject to Lock-Up:

EXHIBIT A – Form of Lock-Up Agreement

Infraredx, Inc.

Public Offering of Common Stock

            , 2015

RBC Capital Markets, LLC

Canaccord Genuity Inc.

BMO Capital Markets Corp.

As Representative of the several Underwriters,

c/o RBC Capital Markets, LLC

3 World Financial Center, 200 Vesey Street

New York, New York 10281-8098

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Infraredx, Inc., a Delaware corporation (the “Company”), and you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Offering”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”). The restrictions contained in the foregoing sentence shall not apply to: (a) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock as a bona fide gift, (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock to any trust, family limited partnership or similar entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin), (c) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to partners, members or stockholders of the undersigned, (d) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession, (e) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, or (f) the exercise of, and the surrender of shares of Common Stock directly to the Company pursuant to tax withholding or net exercise provisions of, any equity awards issued pursuant to the Company’s equity incentive plans in existence at the time of the Offering or effective upon the consummation thereof, or any warrant outstanding as of the consummation of the Offering; provided that (i) in the case of (a) through (d) above, each donee, distributee and transferee, shall agree in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer and (ii) in the case of (a) through (f), no filing under the Exchange Act or other public filing shall be required or shall be voluntarily made during the Lock-Up Period in connection with such event (other than, in the case of a transfer pursuant to clause (f) above, any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company and which Form 4 or Form 5 indicates by footnote disclosure that the reported disposition is to the Company pursuant to tax withholding or net exercise provisions of an outstanding equity award or warrant, that no shares of Common Stock are otherwise being sold or disposed of by the undersigned in connection with the transaction, and that the shares of Common Stock otherwise received by the undersigned in connection with the transaction are subject to the terms of this lock-up agreement). In addition, the foregoing restrictions shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period. The undersigned further agrees that the restrictions contained herein shall be equally applicable to any issuer-directed shares or any other shares of Common Stock the undersigned may purchase in the Offering.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of RBC Capital Markets, LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock or any other securities of the Company that are substantially similar to Common Stock (including any securities that derive value therefrom), or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such other securities. In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering.

If the undersigned is an officer or director of the Company, (i) RBC Capital Markets, LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, RBC Capital Markets, LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (or by another means that satisfies the disclosure requirements of the Financial Industry Regulatory Authority) at least two business days before the effective date of the release or waiver. Any release or waiver granted by RBC Capital Markets, LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions, and any duly appointed transfer agent and registrar for the registration or transfer of the Common Stock described herein are hereby authorized to decline to make any transfer of such Common Stock if such transfer would constitute a violation or breach of this agreement.

This letter agreement shall automatically terminate upon the earlier to occur, if any, of (a) the date on which the Company or RBC Capital Markets, LLC advises the other party in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering or (b) termination of the Underwriting Agreement prior to the Closing Date (as defined in the Underwriting Agreement). Notwithstanding the foregoing, in the event that the Offering is not consummated on or before December 31, 2015, this letter agreement shall terminate and its provisions shall be of no further force and effect.

Yours very truly,

Name:
Address:

EXHIBIT B – Form of Press Release

Infraredx, Inc.

[Date]

Infraredx, Inc. (the “Company”) announced today that RBC Capital Markets, LLC, the lead book-running manager in the Company’s recent public sale of [            ] shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to [            ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [    ], [            ] 2015, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ADDENDUM – Form of Waiver of Lock-Up

Infraredx, Inc.

Public Offering of Common Stock

            , 2015

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Infraredx, Inc. (the “Company”) of [            ] shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company and the lock-up letter dated [            ], 2015 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [            ], 2015, with respect to [            ] shares of Common Stock (the “Shares”).

RBC Capital Markets, LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [            ], 2015; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

By:	RBC Capital Markets, LLC

By:
Name:
Title:

cc:	Infraredx, Inc.